Exhibit 5.1

BEIJING BRUSSELS DUBAI FRANKFURT JOHANNESBURG LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO SEOUL SHANGHAI WASHINGTON	Covington & Burling LLC One CityCenter 850 Tenth Street, NW Washington DC 20001-4956 T +1 202 662 6000 May 13, 2020

The Goodyear Tire & Rubber Company

200 Innovation Way

Akron, Ohio 44316-0001

Ladies and Gentlemen:

We have acted as counsel to The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), and are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of the offer and sale of: (i) one or more series of debt securities of the Company (the “Debt Securities”) and (ii) guarantees of the Debt Securities (the “Guarantees”) by certain subsidiaries of the Company listed on Schedule A hereto (collectively, the “Subsidiary Guarantors”), pursuant to the registration statement on Form S-3 filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”). As described in the Registration Statement, the Debt Securities and Guarantees may be issued from time to time in one or more offerings.

We have reviewed (i) the Indenture, dated as of August 13, 2010 (the “Base Indenture”), among the Company, the Subsidiary Guarantors party thereto and Wells Fargo Bank, N.A., as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture thereto, dated as of August 13, 2010 (the “First Supplemental Indenture”), the Second Supplemental Indenture thereto, dated as of February 28, 2012 (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of February 25, 2013 (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture thereto, dated as of November 5, 2015 (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture thereto, dated as of May 13, 2016 (the “Fifth Supplemental Indenture”), and the Sixth Supplemental Indenture thereto, dated as of March 7, 2017 (the “Sixth Supplemental Indenture”), among the Company, the Subsidiary Guarantors party thereto and the Trustee (the Base Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture, the “Indenture”); and (ii) such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. We have assumed further that the Trustee has duly authorized, executed and delivered the Indenture. We have assumed further that the Company and the Subsidiary Guarantors that are incorporated or formed in jurisdictions other than Delaware (such Subsidiary Guarantors, listed on Schedule B hereto, the “Non-Delaware Guarantors”) are validly existing and in good standing under the laws of the jurisdiction in which each is incorporated or formed, as applicable, and that each has the power, authority and legal right to execute, deliver and perform the Indenture, the Debt Securities and the Guarantees, as applicable. With respect to all matters of Ohio law, we note that you are relying on an opinion of David E. Phillips, Senior Vice President and General Counsel of the Company, which is filed as

Exhibit 5.2 to the Registration Statement. With respect to all matters of Arizona law, we note that you are relying on an opinion of Squire Patton Boggs (US) LLP, which is filed as Exhibit 5.3 to the Registration Statement. With respect to all matters of Indiana law, we note that you are relying on an opinion of Taft Stettinius & Hollister LLP, which is filed as Exhibit 5.4 to the Registration Statement. With respect to all matters of Kentucky law, we note that you are relying on an opinion of Taft Stettinius & Hollister LLP, which is filed as Exhibit 5.5 to the Registration Statement. With respect to all matters of the law of the province of Ontario, Canada, we note that you are relying on an opinion of Gowling WLG (Canada) LLP, which is filed as Exhibit 5.6 to the Registration Statement.

We have relied as to certain matters on information obtained from public officials, officers of the Company and the Subsidiary Guarantors, and other sources believed by us to be responsible.

Based upon the foregoing, we are of the opinion that when, as and if: (i) the Registration Statement and any required post-effective amendments thereto have become effective under the Act and all prospectus supplements required by applicable law have been delivered and filed as required by applicable law, (ii) any supplemental indenture to the Indenture has been duly executed and delivered on behalf of the Company, the Subsidiary Guarantors and a trustee qualified to act as such under applicable law and such supplemental indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) all necessary corporate or limited liability company action has been taken by the Company and the Subsidiary Guarantors to authorize the form, terms, execution and delivery of the Debt Securities, the Guarantees and the Indenture, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained, and (v) the Debt Securities have been duly executed by the Company and authenticated by the trustee in accordance with the Indenture, and the Debt Securities and Guarantees have been duly issued and delivered against payment therefor in accordance with such corporate or limited liability company action and as contemplated in the Registration Statement and the applicable prospectus supplement setting forth the terms of the Debt Securities and the Guarantees, and assuming the Debt Securities and Guarantees as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company and the Subsidiary Guarantors, whether imposed by any agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound or any court or governmental or regulatory body having jurisdiction over the Company or any Subsidiary Guarantor or otherwise, then, upon the happening of such events, the Debt Securities and the Guarantees will constitute the valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

We are members of the bars of the District of Columbia and the State of New York. We do not express any opinion herein on any laws other than the law of the State of New York and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Covington & Burling LLP

SCHEDULE A

Subsidiary Guarantors

Subsidiary Guarantor	State of Incorporation or Formation
Celeron Corporation	Delaware

Divested Companies Holding Company	Delaware

Divested Litchfield Park Properties, Inc.	Arizona

Goodyear Canada Inc.	Ontario, Canada

Goodyear Export Inc.	Delaware

Goodyear Farms, Inc.	Arizona

Goodyear International Corporation	Delaware

Goodyear Western Hemisphere Corporation	Delaware

Raben Tire Co., LLC	Indiana

T&WA, Inc.	Kentucky

SCHEDULE B

Non-Delaware Guarantors

Guarantor	State of Incorporation or Formation
Divested Litchfield Park Properties, Inc.	Arizona

Goodyear Canada Inc.	Ontario, Canada

Goodyear Farms, Inc.	Arizona

Raben Tire Co., LLC	Indiana

T&WA, Inc.	Kentucky